Exhibit 99.1

Career Education Corporation Reports Second Quarter Results; Board Approves Share Repurchase Program; CEC's Board of Directors and management demonstrate commitment to shareholder value with share repurchase program

     HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--Aug. 1, 2005--Career Education Corporation (Nasdaq:CECO) today reported financial results for the second quarter ended June 30, 2005. The company also announced that its Board of Directors has approved a share repurchase program.
     "We are pleased with our financial results in the second quarter," said John Larson, Chairman and Chief Executive Officer of Career Education Corporation. "In addition, we believe that our share repurchase program is a sound use of our cash and represents an excellent shareholder value enhancement opportunity."

     Three Months Ended June 30, 2005

     -- Second quarter 2005 total revenue increased 23% to $497.5 million, from $404.1 million for the same period last year. The increase in revenue is primarily attributable to an approximate 12% year-over-year increase in student population at April 30 and an approximate 10% increase in average revenue per student during the second quarter.

     -- Second quarter 2005 income from operations rose 36% to $81.8 million, from $60.3 million for the same period last year. Operating income margin rose to 16.4%, up from 14.9% in the same period last year.

     -- Second quarter 2005 net income was $52.8 million, or $0.50 per diluted share, up 44% from last year's second quarter net income of $36.6 million, or $0.35 per diluted share. Net income includes approximately $1.5 million of pre-tax expense for legal and other costs related to the SEC investigation, the investigation conducted by the special committee of our Board of Directors, and the shareholder securities class action and derivative lawsuits. This expense of $0.9 million, net or the related tax benefit of $0.6 million, represented $0.01 of diluted earnings per share.

     Six Months Ended June 30, 2005

     -- For the six months ended June 30, 2005, revenues were $1.0 billion, up 26% from $801.4 million for the same period last year.

     -- Income from operations rose 46% to $180.7 million, from $124.0 million for the same period last year. Operating income margin rose to 17.9%, up from 15.5% in the same period last year.

     -- For the six months ended June 30, 2005, net income was $108.7 million, or $1.03 per diluted share, up 45% from last year's first half net income of $75.2 million, or $0.72 per diluted share. Net income includes approximately $0.054 loss per diluted share related to the previously disclosed discontinued operations at our IADT Montreal and IADT Ottawa campuses. In addition, the earnings per share includes approximately $3.9 million of pre-tax expense for legal and other costs related to the SEC investigation, the investigation conducted by the special committee of our Board of Directors, and the shareholder securities class action and derivative lawsuits. This expense of $2.4 million, net or the related tax benefit of $1.5 million, represented $0.2 of diluted earnings per share.

     Balance Sheet and Cash Flow

     -- Bad debt expense was 4.3% of total revenue for the quarter ended June 30, 2005, compared to 5.1% for the quarter ended June 30, 2004. The decrease in bad debt expense as a percentage of total revenue was primarily a result of decreased accounts receivable exposure. Net student receivables decreased 34%, from $96.6 as of June 30, 2004 to $63.8 million as of June 30, 2005.

     -- Quarterly days sales outstanding ("DSOs") were 13 days at June 30, 2005. This represents a 10-day decrease from quarterly DSOs of 23 days at June 30, 2004. We calculate DSOs by dividing the sum of net student receivables and net other receivables by average daily revenue. Average daily revenue is computed by dividing quarterly "total revenue" by the total number of days in the quarter.

     -- Our allowance for doubtful accounts as a percentage of gross student receivables increased from 32% as of June 30, 2004 to 44% as of June 30, 2005.

     -- At June 30, 2005, we had cash, cash equivalents and available-for-sale investments of $459.3 million, up 145% from $187.4 million on June 30, 2004. Short-term and long-term debt and capital lease obligations as of June 30, 2005 totaled $19.2 million.

     -- Net cash provided by operating activities for the second quarter of 2005 was $70.7 million, compared to $44.4 million for the same period of 2004. The second quarter cash flow improvement was attributable primarily to increases in net income and non-cash depreciation expense included in net income.

     -- Purchases of property and equipment for the second quarter 2005 was $45.4 million compared to $33.7 million for the same period last year.

     Share Repurchase Program

     The company is pleased to announce that the Board has approved a share repurchase program. Under the program, the company is authorized to repurchase up to $300 million of its common stock.
     "The company's superior free cash flow generation and strong balance sheet provides Career Education with considerable financial and strategic flexibility," said Patrick K. Pesch, Chief Financial Officer. "We have carefully considered the capital needs of the company and we believe this is an excellent initiative to return excess capital to shareholders."

     Population Data

     -- Start and population data excludes data for our Academy division schools that have been sold or are being taught out, including IADT Montreal, IADT Fairmont and IADT Ottawa.

     -- Total CEC student population on July 31, 2005 was approximately 92,000, up 12% from approximately 82,450 on July 31, 2004. Total student population of CEC's Online Education Group on June 30, 2005 was approximately 30,000, up 70% from approximately 17,600 students at the same date last year. The population includes the impact from our schools with a traditional academic calendar, like INSEEC and AIU Dubai that have a seasonally low summer period.

     -- Total CEC student population on July 31, 2005 without the affect of our Gibbs division would have been up 17% from July 31, 2004. As previously disclosed, we have experienced a significant decline in student population relative to prior year and we are devoting increased attention to the division to improve its performance.

     --   Second quarter 2005 new student starts were approximately 22,100.

     Business Outlook

     Please note that the following is an update from previously issued guidance. While we may make further acquisitions, none are contemplated by these forward-looking statements.

     -- We expect full year 2005 revenues to be approximately $2.040 to $2.070 billion and full year 2005 earnings per share to be approximately $2.20 to $2.29. The guidance represents an increase of 18% to 20% from prior year 2004 revenues of $1.728 billion and an increase of 29% to 34% from prior year earnings per share of $1.71.

     -- The $2.20 to $2.29 earnings per share include a $0.054 loss from discontinued operations recorded in the first quarter 2005 primarily related to the sale of IADT Montreal.

     -- We expect the Online Education Group's full year 2005 revenues, included in the $2.040 to $2.070 billion, to be approximately $660 to $675 million.

     -- We expect full year 2005 operating profit margin improvement to be approximately 150 basis points.

     -- We expect third quarter 2005 revenues to be approximately $498 to $505 million and third quarter 2005 earnings per share to be approximately $0.50 to $0.52. The guidance represents an increase of 14% to 16% from prior year 2004 revenues of $436 million and an increase of 25% to 30% from prior year earnings per share of $040.

     -- We expect diluted weighted average shares outstanding to be approximately 105.0 million for third quarter 2005.

     --   We expect our 2005 effective income tax rate to be approximately
          39.25%.

     -- We expect that 2005 capital expenditures to be approximately 7.5% of total revenue.

     Conference Call Information

     -- Career Education Corporation will host a conference call today at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing (617) 801-9713 (international) or
          (800) 299-6183 (domestic) and citing code 84157784. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. After 7:00 PM (Eastern Time) the same day, an archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 75701279.

     Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education. CEC's Colleges, Schools and Universities Group operates more than 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC's total student population on July 31, 2005 was approximately 92,000 students.

     Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and statements identified by words such as "anticipates," "expects," "projects," "plans," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission. We disclaim any responsibility to update or revise these forward-looking statements.


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
           For the Three Months Ended June 30, 2005 and 2004
         (In thousands, except per share data and percentages)


                                             % of               % of
                                      2005  Revenue      2004  Revenue
                                  --------- ------- ---------- -------
                                                    (Restated)
Revenue:
 Tuition and registration fees    $475,932   95.7%   $375,627    93.0%
 Other                              21,531    4.3%     28,435     7.0%
                                  ---------         ----------
  Total revenue                    497,463  100.0%    404,062   100.0%
                                  ---------         ----------

Operating expenses:
 Educational services and
  facilities                       153,451   30.8%    136,932    33.9%
 General and administrative        242,403   48.8%    193,617    47.9%
 Depreciation and amortization      19,833    4.0%     13,220     3.3%
                                  ---------         ----------
  Total operating expenses         415,687   83.6%    343,769    85.1%
                                  ---------         ----------

Income from operations              81,776   16.4%     60,293    14.9%

Other income (expense):
 Interest income                     4,280    0.9%        538     0.1%
 Interest expense                     (420)  -0.1%       (713)   -0.2%
 Share of affiliate earnings         1,416    0.3%      1,185     0.4%
 Miscellaneous expense                (200)   0.0%        (10)    0.0%
                                  ---------         ----------
  Total other income                 5,076    1.1%      1,000     0.3%
                                  ---------         ----------

Income before provision for
 income taxes                       86,852   17.5%     61,293    15.2%

Provision for income taxes          34,089    6.9%     24,670     6.1%
                                  ---------         ----------

Income from continuing operations   52,763   10.6%     36,623     9.1%

 Loss on disposition of
  discontinued operations                -    0.0%          -     0.0%
 Write-off of goodwill of
  discontinued operations                -    0.0%          -     0.0%
                                  ---------         ----------
  Loss from discontinued
   operations                            -    0.0%          -     0.0%
                                  ---------         ----------

Net Income                         $52,763   10.6%    $36,623     9.1%
                                  =========         ==========
======================================================================

Income per share - Diluted
 Income from continuing
  operations                        $0.502             $0.347
 Loss from discontinued
  operations                             -                  -
                                  ---------         ----------
  Net income                        $0.502             $0.347
                                  =========         ==========

Diluted weighted average shares
 outstanding                       105,200            105,484
======================================================================


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
            For the Six Months Ended June 30, 2005 and 2004
         (In thousands, except per share data and percentages)


                                             % of               % of
                                      2005  Revenue      2004  Revenue
                                 ---------- ------- ---------- -------
                                                    (Restated)
Revenue:
 Tuition and registration fees    $960,813   95.3%   $742,530    92.7%
 Other                              47,086    4.7%     58,897     7.3%
                                 ----------         ----------
  Total revenue                  1,007,899  100.0%    801,427   100.0%
                                 ----------         ----------

Operating expenses:
 Educational services and
  facilities                       309,799   30.7%    265,069    33.1%
 General and administrative        480,393   47.7%    386,407    48.2%
 Depreciation and amortization      37,034    3.7%     25,987     3.2%
                                 ----------         ----------
  Total operating expenses         827,226   82.1%    677,463    84.5%
                                 ----------         ----------

Income from operations             180,673   17.9%    123,964    15.5%

Other income (expense):
 Interest income                     5,987    0.6%        890     0.1%
 Interest expense                     (856)  -0.1%     (1,542)   -0.2%
 Share of affiliate earnings         3,242    0.4%      2,590     0.3%
 Miscellaneous expense                (758)  -0.1%        (15)    0.0%
                                 ----------         ----------
  Total other income                 7,615    0.8%      1,923     0.2%
                                 ----------         ----------

Income before provision for
 income taxes                      188,288   18.7%    125,887    15.7%

Provision for income taxes          73,903    7.4%     50,670     6.3%
                                 ----------         ----------

Income from continuing
 operations                        114,385   11.3%     75,217     9.4%

 Loss on disposition of
  discontinued operations           (2,179)  -0.2%          -     0.0%
 Write-off of goodwill of
  discontinued operations           (3,521)  -0.3%          -     0.0%
                                 ----------         ----------
  Loss from discontinued
   operations                       (5,700)  -0.5%          -     0.0%
                                 ----------         ----------

Net Income                        $108,685   10.8%    $75,217     9.4%
                                 ==========         ==========
======================================================================

Income per share - Diluted
 Income from continuing
  operations                        $1.087             $0.716
 Loss from discontinued
  operations                       $(0.054)                 -
                                 ----------         ----------
  Net income                        $1.033             $0.716
                                 ==========         ==========

Diluted weighted average shares
 outstanding                       105,196            105,028
======================================================================

             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)



                                  June 30,   December 31,   June 30,
                                    2005         2004         2004
                                ------------ ------------ ------------
                                                           (Restated)

             ASSETS

CURRENT ASSETS:
 Cash and cash equivalents         $217,044     $349,458     $187,404
 Available-for-sale investments     242,230            -            -
                                ------------ ------------ ------------
 Total cash, cash equivalents,
  and available-for-sale
  investments                      $459,274     $349,458     $187,404
 Receivables:
   Students, net of allowance
    for doubtful accounts of
    $50,726, $61,136, and
    $44,855 as of June 30, 2005,
    December 31, 2004, and June
    30, 2004, respectively           63,843       85,982       96,576
   Other, net                         5,924        5,378        5,327
 Inventories                         17,863       17,347       12,858
 Prepaid expenses                    36,247       29,649       67,051
 Other current assets                 6,914        5,980        4,555
 Deferred income tax assets          18,806       18,806        5,029
                                ------------ ------------ ------------
      Total current assets          608,871      512,600      378,800
                                ------------ ------------ ------------
PROPERTY AND EQUIPMENT, net         382,709      351,140      291,531
GOODWILL                            443,669      448,896      444,663
INTANGIBLE ASSETS, net               35,666       35,881       35,973
OTHER ASSETS                         33,727       38,495       40,025
                                ------------ ------------ ------------
TOTAL ASSETS                     $1,504,642   $1,387,012   $1,190,992
                                ------------ ------------ ------------

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current maturities of long-
  term debt                          $1,793       $2,274       $2,500
 Accounts payable                    25,286       38,263       21,555
 Accrued expenses:
     Payroll and related
      benefits                       40,608       38,193       40,711
     Income taxes                    16,926        4,663            -
     Other                           72,402       70,520       54,352
 Deferred tuition revenue           145,617      166,743      136,617
                                ------------ ------------ ------------
      Total current liabilities     302,632      320,656      255,735
                                ------------ ------------ ------------

LONG-TERM  LIABILITIES:
 Long-term debt, net of current
  maturities                         17,449       21,591       21,069
 Long-term contractual
  obligation                              -            -        9,679
 Deferred income tax
  liabilities                        39,889       39,972       18,366
 Other                               45,614       19,962       13,891
                                ------------ ------------ ------------
      Total long-term
       liabilities                  102,952       81,525       63,005
                                ------------ ------------ ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Preferred stock                         $-           $-           $-
 Common stock                         1,029        1,025        1,023
 Additional paid-in capital         580,557      571,192      565,738
 Accumulated other
  comprehensive income                  569        4,396        1,676
 Retained earnings                  516,903      408,218      303,815
                                ------------ ------------ ------------
      Total stockholders'
       equity                     1,099,058      984,831      872,252
                                ------------ ------------ ------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY            $1,504,642   $1,387,012   $1,190,992
                                ------------ ------------ ------------


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                              Three Months Ended     Six Months Ended
                                    June 30,             June 30,
                             -------------------- --------------------
                                 2005       2004      2005       2004
                             --------- ---------- --------- ----------
                                       (Restated)           (Restated)

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net Income                   $52,763    $36,623  $108,685    $75,217
 Adjustments to reconcile
  net income to income from
  continuing operations:
    Loss from disposition of
     discontinued operations        -          -     2,179          -
    Write-down of goodwill
     of discontinued
     operations                     -          -     3,521          -
                             --------- ---------- --------- ----------
 Income from continuing
  operations                   52,763     36,623   114,385     75,217
                             --------- ---------- --------- ----------
 Adjustments to reconcile
  income from continuing
  operations to net cash
  provided by operating
  activities:
    Depreciation and
     amortization              19,833     13,220    37,034     25,987
    Royalty expense related
     to stock options             118        118       236        236
    Compensation expense
     related to stock
     options                        -         13         -         26
    Amortization of deferred
     financing costs               91        117       164        202
    Loss on disposition of
     property and equipment       120          8       550          8
    Changes in operating
     assets and liabilities,
     net of acquisitions
    Tax benefit associated
     with option exercises      1,790     39,056     2,416     42,139
        Other                  (4,041)   (44,801)   27,684     (9,222)
                             --------- ---------- --------- ----------
    Net cash provided by
     operating activities      70,674     44,354   182,469    134,593
                             --------- ---------- --------- ----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Business
  dispositions/acquisitions,
  net of cash                     (26)      (511)     (934)      (476)
 Acquisition transaction
  costs                             -       (289)        -       (321)
 Purchases of property and
  equipment                   (45,359)   (33,744)  (70,896)   (53,503)
 Purchases of available-for-
  sale investments           (416,624)         -  (416,624)         -
 Sales and maturities of
  available-for-sale
  investments                 174,395          -   174,395          -
 Change in investment in
  affiliate                       688         28        76       (174)
                             --------- ---------- --------- ----------
           Net cash used in
            investing
            activities       (286,926)   (34,516) (313,983)   (54,474)
                             --------- ---------- --------- ----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Issuance of common stock       4,638     23,621     6,952     27,011
 Net (payments of) revolving
  loans                          (249)    (1,119)   (1,879)   (76,119)
 Payments of capital lease
  obligations and
  other long-term debt           (797)    (3,670)   (1,505)    (4,529)
                             --------- ---------- --------- ----------
 Net cash provided by
  (used in) financing
  activities                    3,592     18,832     3,568    (53,637)
                             --------- ---------- --------- ----------

EFFECT OF FOREIGN CURRENCY
 EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS     (2,564)        18    (4,468)      (313)
                             --------- ---------- --------- ----------

NET INCREASE IN CASH AND
 CASH EQUIVALENTS            (215,224)    28,688  (132,414)    26,169
CASH AND CASH EQUIVALENTS,
 beginning of period          432,268    158,716   349,458    161,235
                             --------- ---------- --------- ----------
CASH AND CASH EQUIVALENTS,
 end of period               $217,044   $187,404  $217,044   $187,404
                             ========= ========== ========= ==========


                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)


                          For the Three Months     For the Six Months
                             Ended June 30,           Ended June 30,
                         ---------------------   ---------------------
                              2005       2004         2005       2004
                         ---------- ----------   ---------- ----------

Revenue
   CSU (1)                $326,829   $310,976     $679,995   $632,575
   OEG (2)                 170,634     93,086      327,904    168,852

Segment profit (3)
   CSU                     $29,785    $32,078      $79,875    $73,868
   OEG                      70,154     40,540      138,793     76,084
   Corporate and other     (16,747)   (11,140)     (34,753)   (23,398)

Segment profit percentage
   CSU                         9.1%      10.3%        11.7%      11.7%
   OEG                        41.1%      43.6%        42.3%      45.1%


(1) The Colleges, Schools, and Universities ("CSU") segment represents an aggregation of our campus-based operating divisions.

(2) The Online Education Group ("OEG") segment represents an aggregation of our online operating divisions.

(3) Segment profit equals the sum of income from operations and share of affiliate earnings.

                     CAREER EDUCATION CORPORATION
        SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION
                        (Dollars in thousands)


DAYS SALES OUTSTANDING

                                                June 30,
                                       ------------------------
                                             2005        2004
                                       -----------  -----------

Total revenue during the
 quarter ended                           $497,463     $404,062
Number of days in the quarter
 ended                                         91           91
Total revenue per day                      $5,467       $4,440
Accounts receivable, net                  $69,767     $101,903
 Days sales outstanding                        13           23


ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

                                         June 30,   December 31,
                                           2005        2004
                                       -----------  -----------

Allowance for doubtful accounts           $50,726      $61,136
Gross student receivables                $114,569     $147,118
 Allowance as a percentage of
  student receivables                        44.3%        41.6%


STUDENT RECEIVABLES VALUATION ALLOWANCE

                           Balance,                Amounts   Balance,
                         Beginning of   Charges    Written-   End of
                            Period     to Expense    Off      Period
                         ------------  ---------- ---------- ---------

For the three months
 ended June 30, 2005         $50,880     $21,538   $(21,692)  $50,726
For the three months
 ended June 30, 2004          45,462      20,756    (21,363)   44,855

For the six months
 ended June 30, 2005          61,136      39,034    (49,444)   50,726
For the six months
 ended June 30, 2004          47,467      40,613    (43,225)   44,855


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                  SELECTED QUARTERLY OEG SEGMENT DATA

                        AIU Online                  CTU Online
               --------------------------- ---------------------------
                 1Q     2Q     3Q     4Q     1Q     2Q     3Q     4Q
               ------ ------ ------ ------ ------ ------ ------ ------
Revenue
 earning days
        2005      82     84     79     70     77     77     77     77
        2004      81     84     78     72     77     77     77     77


                     AIU Online                    CTU Online
               --------------------------- ---------------------------
                   2005          2004          2005          2004
               ------------- ------------- ------------- -------------
                Start  Grad   Start  Grad   Start  Grad   Start  Grad
               ------ ------ ------ ------ ------ ------ ------ ------

Total 1Q
 dates             3      2      3      2      2      2      2      -
Total 2Q
 dates             2      2      2      2      2      2      2      -
Total 3Q
 dates             2      3      2      2      2      2      2      -
Total 4Q
 dates             2      2      2      3      2      2      2      1

January          1/2      -    1/4      -    1/2      -    1/4      -
February        2/13    2/5    2/8    2/7    2/9    2/8   2/11      -
March           3/20   3/19   3/21   3/13      -   3/19      -      -
April              -   4/23   4/25   4/24    4/3      -    4/4      -
May              5/1      -      -   5/29   5/11   5/10   5/12      -
June             6/5    6/4    6/6      -      -   6/18      -      -
July            7/17    7/9   7/11   7/10    7/3      -    7/4      -
August          8/21   8/20   8/29   8/14   8/10    8/9   8/11      -
September          -   9/24      -      -      -   9/17      -      -
October         10/9      -   10/3   10/2   10/2      -   10/3      -
November        11/3  11/12  11/14   11/6   11/9   11/8  11/10      -
December           -  12/17      -  12/18      -  12/17      -  12/18


     CONTACT: Career Education Corporation
              Karen M. King (Investor Inquiries), 847-585-3899
              Tracy K. Lorenz (Media Inquiries), 847-585-3899 www.careered.com